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                                                                  EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Medtronic, Inc. of our report dated May 26, 1998, which appears on page 5 of Medtronic's 1998 Annual Report--Financial Review, which is incorporated by reference in its Annual Report on Form 10-K for the year ended April 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
August 25, 1998